Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Regencell Bioscience Holdings Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary share, par value US$0.00001 per share	(1)	457(r)	985,222	$20.30	$20,000,006.60	0.0001381	$2,762.00

Total Offering Amounts:							$20,000,006.60		2,762.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$2,762.00

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Offering Note(s)

(1)	The amount of registration fee is calculated in accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended and relates to the registration statement on Form F-3 (File No. 333-294722) (the “registration statement”) filed by the registrant. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the registration statement also covers any additional securities that may be offered or issued in connection with any share split, share dividend or pursuant to anti-dilution provisions of any of the securities.

The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.